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                                                                   EXHIBIT 12.04

               RESORTS INTERNATIONAL HOTEL, INC. AND SUBSIDIARIES

          COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
                           (IN THOUSANDS OF DOLLARS)

                                                                           FOR THE YEAR ENDED
                                                                           DECEMBER 31, 1993
                                                                           ------------------
Pro forma earnings available for fixed charges:
     Loss before income taxes...........................................        $ (5,720)
     Interest and amortization of debt discount and expense.............          18,653
     Portion (one-third) of rental charges..............................             921
                                                                              ----------
          Earnings available for fixed charges..........................        $ 13,854
                                                                              ----------
                                                                              ----------
Pro forma fixed charges:
     Interest and amortization of debt discount and expense.............        $ 18,653
     Portion (one-third) of rental charges..............................             921
                                                                              ----------
          Total fixed charges...........................................        $ 19,574
                                                                              ----------
                                                                              ----------
Pro forma ratio of earnings to fixed
  charges(a)............................................................          --
                                                                              ----------
                                                                              ----------

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(a) Pro forma earnings were insufficient to cover fixed charges by $5,720,000 for the year ended December 31, 1993.